EXHIBIT 99.1
Upland Software Reports Third Quarter 2022 Financial Results
November 3, 2022, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the third quarter 2022 and issued guidance for its fourth quarter and full year of 2022.

Third Quarter 2022 Financial Highlights

•Total revenue was $79.5 million, an increase of 5% from $76.1 million in the third quarter of 2021. Total revenue growth includes a negative impact of 3% from changes in foreign currency exchange rates ("FX").
•Subscription and support revenue was $75.1 million, an increase of 4% from $72.3 million in the third quarter of 2021. Subscription and support revenue growth includes a negative impact of 3% from FX.
•GAAP net loss was $6.5 million compared to a GAAP net loss of $11.0 million in the third quarter of 2021. GAAP net loss attributable to common stockholders was $7.1 million compared to GAAP net loss attributable to common stockholders of $11.0 million in the third quarter of 2021. GAAP net loss per share attributable to common stockholders was $0.22 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.36 per share in the third quarter of 2021.
•Adjusted EBITDA was $24.9 million, or 31% of total revenue, compared to $25.0 million, or 33% of total revenue, in the third quarter of 2021.
•GAAP operating cash flow was $1.9 million, compared to GAAP operating cash flow of $5.3 million in the third quarter of 2021. Free cash flow was $1.5 million, compared to free cash flow of $4.9 million in the third quarter of 2021.
•Cash on hand as of the end of the third quarter of 2022 was $241.7 million.

"In Q3, we beat our guidance midpoints on revenue and Adjusted EBITDA, even after FX headwinds," said Jack McDonald, Upland's chairman and chief executive officer. "We also announced a host of product news and closed a $115 million strategic equity investment from HGGC, which brings incremental capital for potential M&A opportunities and provides additional strategic and operational support as we look to drive value for our shareholders over the next several years.”

Third Quarter Business Highlights

•We expanded relationships with 305 existing customers, 28 of which were major expansions. We also welcomed 171 new customers to Upland in the third quarter, including 17 new major customers.
•Waterfall announced that it has expanded its SMS marketing footprint into the United Kingdom. Powering millions of text messages weekly, Waterfall enables brands to automate and schedule two-way SMS conversations and use SMS as an effective channel for timely notifications and promotions.
•BA Insight was recognized in KMWorld’s “Trend-Setting Products of 2022” list, which features tried-and-true products that help enterprises address the challenges of modern knowledge management.
•On August 23, 2022, Upland closed a $115 million strategic equity investment from HGGC, in a new class of preferred stock convertible into shares of Upland common stock at a conversion price of $17.50 per share.

Business Outlook

Upland's forward guidance remains unchanged in constant currency. Since our last guidance issued on August 3, 2022, the U.S. dollar has strengthened, resulting in a larger FX headwind in the fourth quarter of 2022 (the total additional FX impact is estimated to be a 2.2% currency headwind for the fourth quarter of 2022 revenue growth and a $0.5 million currency headwind for the fourth quarter of 2022 Adjusted EBITDA). The following adjusted guidance includes the impact of those FX headwinds in the fourth quarter.

For the quarter ending December 31, 2022, Upland expects reported total revenue to be between $74.1 and $80.1 million, including subscription and support revenue between $69.2 and $74.6 million, for growth in total revenue of 2% at the mid-point over the quarter-ended December 31, 2021. Fourth quarter 2022 Adjusted EBITDA is expected to be between $22.9 and $25.9 million, for an Adjusted EBITDA margin of 32% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 3% from the quarter-ended December 31, 2021.

For the full year ending December 31, 2022, Upland expects reported total revenue to be between $312.6 and $318.6 million, including subscription and support revenue between $292.9 and $298.3 million, for growth in total revenue of 4% at the mid-point over the year ended December 31, 2021. Full year 2022 Adjusted EBITDA is expected to be between $95.7 and $98.7 million, for an Adjusted EBITDA margin of 31% at the mid-point. This Adjusted EBITDA guide at the midpoint is an increase of 1% over the year ended December 31, 2021.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-888-800-8770 in North America or +1-646-307-1953 if outside North America, international rates apply. Attendees will need to use access code 6485253 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,800+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-

making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to:our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to the impacts on the global economy associated with the ongoing COVID-19 pandemic; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; our plans with respect to foreign currency exchange risk and inflation; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; the risk that we did not consider another contingency included in this list; our expectations as to the payment of dividends ; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$75,095	$72,264	$223,739	$215,322
Perpetual license	1,684	684	5,320	1,451
Total product revenue	76,779	72,948	229,059	216,773
Professional services	2,770	3,105	9,433	9,513
Total revenue	79,549	76,053	238,492	226,286
Cost of revenue:
Subscription and support	23,553	22,968	69,747	68,811
Professional services and other	2,173	1,848	7,287	5,444
Total cost of revenue	25,726	24,816	77,034	74,255
Gross profit	53,823	51,237	161,458	152,031
Operating expenses:
Sales and marketing	14,361	14,364	45,285	41,094
Research and development	11,645	10,441	35,388	32,494
General and administrative	14,668	17,725	56,110	61,286
Depreciation and amortization	10,117	10,764	31,970	30,785
Acquisition-related expenses	3,586	3,685	18,924	18,805
Total operating expenses	54,377	56,979	187,677	184,464
Loss from operations	(554)	(5,742)	(26,219)	(32,433)
Other expense:
Interest expense, net	(7,354)	(7,971)	(22,870)	(23,700)
Other income (expense), net	339	(650)	1,698	(812)
Total other expense	(7,015)	(8,621)	(21,172)	(24,512)
Loss before benefit from income taxes	(7,569)	(14,363)	(47,391)	(56,945)
Benefit from income taxes	1,056	3,348	1,654	6,204
Net loss	$(6,513)	$(11,015)	$(45,737)	$(50,741)
Preferred stock dividends	(546)	—	(546)	—
Net loss attributable to common stockholders	$(7,059)	$(11,015)	$(46,283)	$(50,741)
Net income (loss) per common share:
Net loss per common share, basic and diluted	$(0.22)	$(0.36)	$(1.47)	$(1.68)
Weighted-average common shares outstanding, basic and diluted	31,655,206	30,428,675	31,401,463	30,167,171

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$241,720	$189,158
Accounts receivable, net of allowance	38,174	50,499
Deferred commissions, current	10,091	9,824
Unbilled receivables	5,991	4,801
Prepaid expenses and other current assets	12,679	8,709
Total current assets	308,655	262,991
Tax credits receivable	3,256	3,345
Property and equipment, net	2,040	2,667
Operating lease right-of-use asset	6,395	6,454
Intangible assets, net	254,040	279,920
Goodwill	479,642	457,472
Deferred commissions, noncurrent	14,321	14,808
Interest rate swap assets	43,947	—
Other assets	1,332	1,350
Total assets	$1,113,628	$1,029,007
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,157	$20,362
Accrued compensation	10,050	9,829
Accrued expenses and other current liabilities	10,658	9,086
Deferred revenue	98,676	102,847
Liabilities due to sellers of businesses	5,941	7,607
Operating lease liabilities, current	3,601	3,546
Current maturities of notes payable	3,131	3,167
Total current liabilities	152,214	156,444
Notes payable, less current maturities	512,635	515,163
Deferred revenue, noncurrent	3,028	2,058
Operating lease liabilities, noncurrent	5,504	6,773
Noncurrent deferred tax liability, net	19,080	22,793
Interest rate swap liabilities	—	8,409
Other long-term liabilities	1,168	1,079
Total liabilities	693,629	712,719
Mezzanine Equity
Series A Convertible Preferred Stock	111,066	—
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	600,892	568,384
Accumulated other comprehensive loss	(5,640)	(11,514)
Accumulated deficit	(286,322)	(240,585)
Total stockholders’ equity	308,933	316,288
Total liabilities, convertible preferred stock and stockholders’ equity	$1,113,628	$1,029,007

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(6,513)	$(11,015)	$(45,737)	$(50,741)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,140	13,751	41,333	39,420
Change in fair value of liabilities due to sellers of businesses	—	(774)	(75)	(3,503)
Deferred income taxes	(884)	(4,337)	(3,291)	(7,726)
Amortization of deferred costs	3,158	2,435	9,041	6,283
Foreign currency re-measurement loss	37	8	40	18
Non-cash interest and other expense	572	567	1,687	1,682
Non-cash stock compensation expense	7,527	12,047	34,023	43,421
Non-cash loss on retirement of fixed assets	26	2	26	2
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(3,900)	1,574	18,187	11,748
Prepaid expenses and other current assets	(458)	(41)	(5,055)	(3,672)
Accounts payable	(566)	732	(1,464)	6,647
Accrued expenses and other liabilities	(6,102)	(5,687)	(11,256)	(8,111)
Deferred revenue	(4,159)	(3,924)	(13,321)	(6,822)
Net cash provided by operating activities	1,878	5,338	24,138	28,646
Investing activities
Purchase of property and equipment	(421)	(458)	(718)	(965)
Purchase business combinations, net of cash acquired	—	—	(62,356)	(92,417)
Net cash used in investing activities	(421)	(458)	(63,074)	(93,382)
Financing activities
Payments on finance leases	—	(8)	—	(12)
Proceeds from notes payable, net of issuance costs	(180)	(7)	(200)	(120)
Payments on notes payable	(1,350)	(1,350)	(4,050)	(4,050)
Issuance of Series A Convertible Preferred stock, net of issuance costs	110,520	—	110,520	—
Taxes paid related to net share settlement of equity awards	(177)	(373)	(1,159)	(373)
Issuance of common stock, net of issuance costs	8	50	190	228
Additional consideration paid to sellers of businesses	(5,086)	(27)	(8,174)	(769)
Net cash provided by (used in) financing activities	103,735	(1,715)	97,127	(5,096)
Effect of exchange rate fluctuations on cash	(1,756)	(120)	(5,629)	(613)
Change in cash and cash equivalents	103,436	3,045	52,562	(70,445)
Cash and cash equivalents, beginning of period	138,284	176,539	189,158	250,029
Cash and cash equivalents, end of period	$241,720	$179,584	$241,720	$179,584

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(6,513)	$(11,015)	$(45,737)	$(50,741)
Add:
Depreciation and amortization expense	13,140	13,751	41,333	39,420
Interest expense, net	7,354	7,971	22,870	23,700
Other expense (income), net	(339)	650	(1,698)	812
Benefit from income taxes	(1,056)	(3,348)	(1,654)	(6,204)
Stock-based compensation expense	7,527	12,047	34,023	43,421
Acquisition-related expense	3,586	3,685	18,924	18,805
Non-recurring litigation costs	15	—	15	—
Purchase accounting deferred revenue discount	1,174	1,275	4,766	2,375
Adjusted EBITDA	$24,888	$25,016	$72,842	$71,588

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net loss to non-GAAP net income:
Net loss	$(6,513)	$(11,015)	$(45,737)	$(50,741)
Add:
Stock-based compensation expense	7,527	12,047	34,023	43,421
Amortization of purchased intangibles	12,775	13,201	40,135	37,946
Amortization of debt discount	572	567	1,687	1,682
Acquisition-related expense	3,586	3,685	18,924	18,805
Nonrecurring litigation expense	15	—	15	—
Purchase accounting deferred revenue discount	1,174	1,275	4,766	2,375
Tax effect of adjustments above	(1,883)	(1,973)	(6,425)	(4,648)
Non-GAAP net income	$17,253	$17,787	$47,388	$48,840

Weighted average ordinary shares outstanding, basic	31,655,206	30,428,675	31,401,463	30,167,171
Weighted average ordinary shares outstanding, diluted	34,456,410	30,951,123	32,456,370	30,817,435
Non-GAAP earnings per share, basic	$0.55	$0.58	$1.51	$1.62
Non-GAAP earnings per share, diluted	$0.50	$0.57	$1.46	$1.58

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$1,878	$5,338	$24,138	$28,646
Less: Purchase of Property and Equipment	(421)	(458)	(718)	(965)
Free Cash Flow	$1,457	$4,880	$23,420	$27,681

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Stock-based compensation:
Cost of revenue	$510	$539	$1,487	$1,544
Research and development	701	671	2,107	2,327
Sales and marketing	612	1,636	3,584	4,392
General and administrative	5,704	9,201	26,845	35,158
Total	$7,527	$12,047	$34,023	$43,421

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Depreciation:
Cost of revenue	$2	$5	$7	$27
Operating expense	363	545	1,191	1,447
Total	$365	$550	$1,198	$1,474

Amortization:
Cost of revenue	$3,021	$2,982	$9,356	$8,608
Operating expense	9,754	10,219	30,779	29,338
Total	$12,775	$13,201	$40,135	$37,946